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                                                                  Exhibit (a)(6)

                                 Attachment C


   Victor Group at
   Salomon Smith Barney                          AUTOMATIC SALE
                                                 ACCOUNT FORM



   Account Number:  -------------------------------
   Existing Account?---  Yes, if yes please indicate account number above
                    ---  No, leave account number blank

   NAME:        ------------------------------------------------------

   ADDRESS:     ------------------------------------------------------

   PHONE:      Home: ------------ Work:  ------------ Fax:
                                                         ------------

   EMPLOYER:    ------------------------------------------------------

   Social Security Number or Country of Citizenship:
                                            -------------------------

   Date of Birth:
              -------------------

   PLEASE INITIAL ONE OF THE FOLLOWING AND SIGN WHERE INDICATED:

     W9   ------- Certification of U.S. Social Security Number  CP10169
   Certification: Under penalty of perjury, I certify that (1) The number shown on this form is my correct tax/taxpayer identification number and (2) I am not subject to IRS backup withholding because: (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or
   (b) the IRS has notified me that I am no longer subject to backup withholding, or (c) I am exempt from backing withholding.

                                      OR
     W8   ------- Certification of Foreign Status               CPI0028
   Certification: Under penalty of perjury, I certify that: For interest payments, I am not a US Citizen or resident (or I am filing for a foreign corporation, partnership, estate, or trust): AND for broker transactions or barter exchanges, I am an exempt foreign person.

   DISCLOSURE NOTICE:                                           CPI6000
   Bank issued certificates of deposit purchased through Salomon Smith Barney and The Salomon Smith Barney Insured Deposit Account sweep feature are insured by the FDIC (see disclosure for details). All other investments or insurance or insurance products sold through Salomon Smith Barney are not insured by the FDIC, are not a deposit or other obligation of a depository institution, and are subject to investment risk, including the possible loss of the principle amount invested.

   Optionee Signature:
                    --------------------------- Date: -------------------

   for internal use:                         for internal use:
   FC Signature-----------------------       MGR Approval  -------------
   CPI000I/31496